UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2020

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street,	Suite 3000,	Cleveland,	Ohio	44114
(Address of principal executive offices)				(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2020, the Compensation Committee of the Board of Directors (the "Committee") of TransDigm Group Incorporated (the “Company”) determined to allow the portion of options granted in fiscal 2020 with a scheduled vesting date in 2020 to vest effective September 30, 2020, notwithstanding that performance criteria for such options will not be met. This action impacts options granted to approximately 85 individuals, including all of the independent directors and the following executive officers: Robert Henderson, Vice Chairman; Jorge Valladares, Chief Operating Officer; Halle Fine Terrion, General Counsel, Chief Compliance Officer and Secretary; and Sarah Wynne, Chief Accounting Officer. Options granted in fiscal 2016-2019 are expected to meet the performance criteria for vesting in fiscal 2020.

The Committee took this extreme action in light of the severe and unprecedented disruption to the aerospace industry in the second half of fiscal 2020 due to the COVID-19 pandemic. The Committee noted that the Company had record revenue and EBITDA for its first half of fiscal 2020 (prior to the pandemic), appropriately strengthened the Company’s balance sheet at the height of the pandemic, and highlighted management’s significant focus, agility and resilience throughout the ensuing industry downturn. Management’s strong performance has resulted in maintaining an EBITDA margin in excess of 40% in very challenging industry circumstances. In light of the pandemic, the Committee expects to address future vesting targets under both its long-term and short-term incentive programs within a few months. The Committee’s actions are designed to retain and motivate management through these economically uncertain and challenging times and period of increased workload in order to promote long-term shareholder value and reduce business risk.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Halle Fine Terrion
Name: Halle Fine Terrion
Title: General Counsel, Chief Compliance Officer and Secretary

Date: October 1, 2020